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                                                                     EXHIBIT 3.3


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                      ARTICLES OF AMENDMENT AND RESTATEMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                   TOPRO, INC.
                            (A COLORADO CORPORATION)



         Pursuant to Sections 7-2-109 and 7-2-112 of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment and Restatement to its Articles of Incorporation:

         FIRST:  The name of the Corporation is Topro, Inc.

         SECOND: The amendment and restatement presented below correctly sets forth the provisions of the Articles of Incorporation of the Corporation, as amended to date, and was adopted by vote of the shareholders of the Corporation sufficient for approval on October 29, 1992, in the manner prescribed by the Colorado Corporation Code:

                        AMENDMENT AND RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION

         THIRD: The Articles of Amendment and Restatement set forth below supersede the Corporation's original Articles of Incorporation and all amendments thereto, which are hereby amended and restated in their entirety to provide that:

                                    ARTICLE I
                                NAME AND DURATION

         The name of this corporation (the "Company") is: Topro, Inc. It shall have perpetual duration.

                                   ARTICLE II
                                  CAPITAL STOCK

                  2.01 AUTHORIZED SHARES. The aggregate number of shares that the Company shall have authority to issue is two hundred ten million (210,000,000) shares. Two hundred million (200,000,000) shares shall be designated "Common Stock" and shall have a par value of $.0001 per share. Ten million (10,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $.0001 per share.

                  2.02 CONSIDERATION FOR SHARES. All shares of Common Stock and Preferred Stock shall be issued by the Company for cash, property, or services actually performed, for no less than the par value per share. All shares shall be fully paid and non-assessable.




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                  2.03 ISSUANCE OF PREFERRED STOCK. The Preferred Stock
authorized by these Articles of Incorporation may be issued from time to time in series. The Board of Directors of the Company is authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, and thereafter to issue such stock from time to time. The Board of Directors is also authorized to allow for conversion of the Preferred Stock into Common Stock under such terms and conditions as shall be determined by the Board of Directors.

                  2.04 DIVIDENDS. Dividends in cash, property, or shares of the Company may be paid upon the Preferred and Common Stock, as and when declared by the Board of Directors, out of funds of the Company to the extent and in the manner permitted by law.

                  2.05 VOTING RIGHTS; CUMULATIVE VOTING. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. The voting rights of Preferred Stock, if any, shall be established by the Board of Directors at the time such stock is issued in series. Cumulative voting shall not be allowed in the election of Directors of the Company.

                  2.06 DENIAL OF PRE-EMPTIVE RIGHTS. No holder of any shares of the Company, whether now or hereafter authorized, shall have any pre-emptive or preferential right to acquire any shares or securities of the Company, including shares or securities held in the treasury of the Company.

                  2.07 DISTRIBUTION IN LIQUIDATION. Upon any liquidation, dissolution, or winding up of the Company, and after paying or adequately providing for the payment of all of its obligations, including any preferences granted to Preferred Stock, the remainder of the assets of the Company shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock and, if not previously provided for, to the holders of the Preferred Stock, without regard to par value.

                  2.08 PARTIAL LIQUIDATION. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of the stated capital or capital surplus of the Company, a portion of the Company's assets, in cash or property, subject to the limitations contained in the Colorado Corporation Code.

                                   ARTICLE III
                                    DIRECTORS

         The Company's Board of Directors shall consists of the number of Directors fixed in, or determined in accordance with, the Company's Bylaws and, in default of any such provision therein, the Board shall consist of three (3) Directors. Directors shall be elected by plurality vote and need not be shareholders of the Company or residents of the State of Colorado.
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                                   ARTICLE IV
                               REGISTERED HOLDERS

         The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled: to receive notice of meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such shares.

                                    ARTICLE V
                               RIGHTS OF DIRECTORS

         The following provisions are inserted for the management of the Company and for the conduct of its affairs, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                  5.01 RIGHT OF DIRECTORS TO CONTRACT WITH THE COMPANY. No contract or other transaction between the Company and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its Directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                           (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

                           (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                           (c) The contract or transaction is fair and reasonable to the Company.


                  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or satisfies such a contract or transaction.
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                  5.02 EXCLUSION OF LIABILITY. As authorized by Section 7-3-101 of the Colorado Corporation Code, no Director of the Company shall be personally liable to the Company or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability for (i) any breach of a Director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts in violation of C.R.S. Section 7-5-114 or any successor legislation, or (iv) any transaction from which a Director derives an improper personal benefit. This Section 5.02 shall apply to a person who has ceased to be a Director of the Company with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This Section
5.02 shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under these Articles of Incorporation, the Company's Bylaws or the Colorado Corporation Code. If the Colorado Corporation Code hereafter is amended to authorize the further elimination of the liability of Directors, then the liability of the Company's Directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this Section 5.02 by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 5.02.

                  5.03 CORPORATE OPPORTUNITY. The Officers, Directors and other members of management of the Company shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which the Company has expressed an interest as determined from time to time by the Company's Board of Directors as evidenced by resolutions appearing in the Company's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the Officers, Directors, or other members of management of the Company shall be disclosed promptly to the Company and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any Officer, Director or other member of management may avail himself of such opportunity. Until such time as the Company, through its Board of Directors, has designated an area of interest, the Officers, Directors, and other members of management of the Company shall be free to engage in such area of interest on their own, and this doctrine shall not limit the rights of any Officer, Director, or other member of management of the Company to continue a business existing prior to the time that such area of interest is designated by the Company. This provision shall not be construed to release any employee of the Company (other than an Officer, Director, or member of management) from any duties which he may have to this Company.

                  5.04     INDEMNIFICATION OF DIRECTORS AND OTHERS.

                           (a) Actions, Suits, or Proceedings Other than by or
in the Right of the

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Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director, Officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Company, in a manner he reasonably believed to be in the best interests of the Company, or, in all other cases, that his conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, determine that the individual did not meet the standard of conduct set forth in this paragraph (a).

                           (b) Actions or Suits by or in the Right of the
Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity with the Company, in a manner he reasonably believed to be in the best interests of the Company and, in all other cases, that his conduct was at least not opposed to the Company's best interests; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

                           (c) Indemnification of Successful Party. To the
extent that a Director, Officer, employee, or agent of the Company has been successful on the merits or otherwise (including without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this Section 5.04, or in defense of any claim, issue, or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Determination of Right to Indemnification. Any
indemnification under paragraphs (a) or (b) of this Section 5.04 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b) of this Section 5.04. Such

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determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

                           (e) Advance of Costs, Charges, and Expenses. Costs,
charges, and expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors as provided in paragraph (d) of this Section 5.04 upon receipt of a written affirmation by the Director, Officer, employee, or agent of his good faith belief that he has met the standard of conduct described in paragraphs (a) and (b) of this Section 5.04, and an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amounts unless it is ultimately determined that he is entitled to be indemnified by the Company as authorized in this Section 5.04. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee, or agent of the Company, authorize the Company's counsel to represent such person in any action, suit, or proceeding, whether or not the Company is a party to such action, suit or proceeding.

                           (f) Settlement. If in any action, suit, or
proceeding, including any appeal, within the scope of paragraph (a) or (b) of this Section 5.04, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Company to such person in connection with such action, suit, or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

                           (g) Other Rights; Continuation of Right to
Indemnification. The indemnification provided by this Section 5.04 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Section 5.04 shall be deemed to be a contract between the Company and each Director or Officer of the Company who serves or served in such capacity at any time while this Section
5.04 is in effect. Any repeal or modification of this Section 5.04 or any repeal or modification of relevant provisions of the Colorado Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Officer, employee, or agent or the obligations of the Company arising hereunder. This Section 5.04 shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation, or otherwise.

                           (h) Insurance. The Company may purchase and maintain
insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another

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corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Section 5.04; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

                           (i) Savings Clause. If this Section 5.04 or any
portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director, Officer, employee, and agent of the Company as to any cost, charge, and expense (including attorneys' fees), judgment, fine, and amount paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Company to the full extent permitted by any applicable portion of this Section
5.04 that shall not have been invalidated and to the full extent permitted by applicable law.

                           (j) Amendment. The affirmative vote of at least
two-thirds (2/3) of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Section 5.04. No amendment, termination, or repeal of this Section 5.04 shall affect or impair in any way the rights of any Director, Officer, employee, or agent of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or appeal.

                           (k) Subsequent Legislation. If the Colorado
Corporation Code is amended after approval by the shareholders of this Section
5.04 to expand the indemnification permitted to Directors, Officers, employees, or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the Colorado Corporation Code, as so amended.

                                   ARTICLE VI
                                  SHAREHOLDERS

                  6.01 DEFINITIONS. Whenever the term "total voting power" appears in these Articles of Incorporation, it shall mean all shares of the Company entitled to vote on the question presented, and of every class or series of shares entitled to vote by class or series.

                  6.02 QUORUM. One-third (1/3) of the total voting power, represented in person or by proxy, shall constitute a quorum at any meeting of the Company's shareholders.

                  6.03 VOTE REQUIRED. Any action to be taken by the Company's shareholders may be taken by a majority of the total voting power, present in person or by proxy, except where these Articles of Incorporation or the Company's Bylaws then in effect require a higher proportion of the total voting power. Nothing contained in this Article shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series.

                  6.04 ACTION BY WRITTEN CONSENT. Any provisions to these Articles of

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Incorporation to the contrary notwithstanding, any action to be taken by the Company's shareholders may be taken by unanimous written consent of all shareholders entitled to vote on such action, as provided by the Colorado Corporation Code.

                                   ARTICLE VII
                                     BYLAWS

         The initial Bylaws of the Company shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend, or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least two-thirds (2/3) of the total voting power. Bylaws amendments may be proposed by any Director. The Bylaws may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or these Articles of Incorporation.

         FOURTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         FIFTH: This amendment does not effect any change in the Company's stated capital.



                                                 /s/ R. Larry Ethridge
                                                 -------------------------------
                                                 R. Larry Ethridge, President



                                                 /s/ Marvin W. Smith
                                                 -------------------------------
                                                 Marvin W. Smith, Secretary